Amendment No. 1 to Severance Agreement
                                     Between
                Richard Ginsburg and Guardian International, Inc.


         WHEREAS, the Board of Directors of Guardian International, Inc. (the "Company") has determined that it is appropriate and in the best interests of the Company and its stockholders to continue to reinforce and encourage the very high degree of dedication and attention of certain members of the Company's management, including Richard Ginsburg (the "Executive"), to their assigned duties and otherwise;

         WHEREAS, on this 30 day of March, 2001, the Company and the Executive wish to amend the Severance Agreement dated as of January 19, 2000 between the Executive and the Company (the "Severance Agreement") as follows:

         1. Section 2(b) is hereby amended in its entirety and shall now read as follows:

                  "(b) in lieu of any further salary payments to the Executive for periods subsequent to his date of resignation or termination, an amount equal to the sum of (i) the greater of seven hundred fifty thousand dollars ($750,000) or the Executive's annual base salary in effect immediately prior to the occurrence of an event that constitutes Good Reason, and
                  (ii) the average of the annual bonus amounts that were earned by the Executive as bonus compensation from the Company for the most recent three years in which bonuses were paid to the Executive which occurred prior to the year in which the Executive's resignation or termination occurred; such payment to be made in a lump sum within 30 days following the date of Executive's resignation or termination; and"

         2. Section 3 is hereby amended in its entirety and shall now read as follows:

                  "3. Termination for Death. In the event of the termination of the employment of the Executive by reason of his death, the Company shall pay to the Executive's designated beneficiary or estate the amount of two hundred thousand dollars ($200,000) plus the amounts set forth in Section 2(a) and Section 2(b)(ii) above, pursuant to which the date of the Executive's death shall be considered the date of his termination thereunder. In addition, with respect to any Award granted to the Executive pursuant to the Plan, in the event that such Award is subject to future vesting or other restrictions regarding the exercisability or full enjoyment of the Award as of the date of the Executive's death, then, notwithstanding the terms of the Plan or the Award Agreement thereunder, all restrictions thereon shall immediately lapse, and each such Award shall be deemed immediately and fully vested and exercisable under the Plan, as of the date of such death."


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         3.       Section 5(a) is hereby amended in its entirety and shall now read as follows:

                  "(a) Notwithstanding the provisions of Sections 2 and 4, in the event of the termination of the employment of the Executive for any reason other than death, whether initiated by the Company with or without Cause, or initiated by the Executive with or without Good Reason, which termination occurs within the one year period following the date of a Change in Control, then, in lieu of the amounts and benefits specified in Sections 2 and 4, the Executive shall be entitled to receive (i) two hundred thousand dollars ($200,000), (ii) the amount set forth in Section 2(a), (iii) the amount set forth in Section 2(b)(ii), and (iv) the benefits provided for in Section 2(c)."


         4. All other terms of the Severance Agreement will remain in full force and effect.

                                             Guardian International, Inc.



                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------


                                             Richard Ginsburg



                                             -------------------------------